COMMERCIAL LEASE AGREEMENT

This Commercial Lease Agreement ("Lease") is made and effective 3/11/97, by and between 864 Realty Trust ("Landlord") and Jevic Transportation, Inc. ("Tenant").

Landlord is the owner of land and improvements commonly known and numbered as 864 Hartford Turnpike, Shrewsbury, Ma. 01545 and legally described as follows (the "Building"): Motor Freight Terminal

Landlord makes available for lease a portion of the Building designated as 864 Hartford Turnpike, Building Center, loading dock doors 1 through 16 in the Northernmost section of the building. (the "Leased Premises").

Landlord desires to lease the Leased Premises to Tenant, and Tenant desires to lease the Leased Premises from Landlord for the term, at the rental and upon the covenants, conditions and provisions herein set forth. Landlord represents that the intended use by the Tenant as a trucking terminal/warehouse, is acceptable under all applicable zoning and use laws governing the leased property.

THEREFORE, in consideration of the mutual promises herein, contained and other good and valuable consideration, it is agreed:

1. Term.
A. Landlord hereby leases the Leased Premises to Tenant, and Tenant hereby leases the same from Landlord, for an "Initial Term" of one (1) year beginning 04/01/97 and ending 03/31/98.

B. Tenant may renew the Lease for one extended term of 1 year. Tenant shall exercise such renewal option, if at all, by giving written notice to Landlord not less than ninety (90) days prior to the expiration of the Initial Term. The renewal term shall be at the rental set forth below and otherwise upon the same covenants, conditions and provisions as provided in this Lease. If Tenant fails to renew the lease for an extended term, Tenant may remain on a "Tenant at will" basis, renewable monthly. After the initial term, Tenant may terminate its month by month Lease, by giving not less than sixty (60) days prior written notice. After the initial term, Landlord may terminate its month by month Lease, by giving not less than ninety (90) days prior written notice.

2. Rental.
A. Tenant shall pay to Landlord during the Initial Term rental of forty eight thousand dollars ($48,000.00) per year, payable in installments of four thousand dollars ($4,000.00) per month. Each installment payment shall be due in advance on the first day of each calendar month during the lease term to Landlord at 864 Hartford Turnpike, Shrewsbury, Ma. 01545 or at such other place designated by written notice from Landlord or Tenant. The rental payment amount for any partial calendar months included in the lease term shall be prorated on a daily basis. Tenant shall also pay to Landlord a "Security Deposit" equal to last month's rent, in the amount of four thousand dollars ($4,000.00.)


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B. The rental for any renewal lease term, if created as permitted under this
Lease, shall be forty eight thousand dollars ($48,O00.00) per year payable in installments of four thousand dollars ($4,000.00) per month.

3. Use
Motor Freight Handling. Notwithstanding the forgoing, Tenant shall not use the Leased Premises for the purposes of storing, manufacturing or selling any explosives, flammables or other inherently dangerous substance, chemical, thing or device other than freight commodities which it transports in the normal course of business.

4. Sublease and Assignment.
Tenant shall have the right without Landlord's consent, to assign this Lease to a corporation with which Tenant may merge or consolidate, to any subsidiary of Tenant, to any corporation under common control with Tenant, or to a purchaser of substantially all of Tenant's assets. Except as set forth above, Tenant shall not sublease all or any part of the Leased Premises, or assign this Lease in whole or in part without Landlord's consent, such consent not to be unreasonably withheld or delayed.

5. Repairs.
During the Lease term, Tenant shall make, at Tenant's expense, all necessary repairs to the Leased Premises. Repairs shall include such items as routine repairs of floors, walls, ceilings, and other parts of the Leased Premises damaged or worn through normal occupancy, except for major mechanical systems or the roof, subject to the obligations of the parties otherwise set forth in this Lease.

6. Alterations and Improvements.
Tenant, at Tenant's expense, shall have the right following Landlord's consent to remodel, redecorate, and make additions, improvements and replacements of and to all or any part of the Leased Premises from time to time as Tenant may deem desirable, provided the same are made in a workmanlike manner and utilizing good quality materials. Tenant shall have the right to place and install personal property, trade fixtures, equipment and other temporary installations in and upon the Leased Premises, and fasten the same to the premises. All personal property, equipment, machinery, trade fixtures and temporary installations, whether acquired by Tenant at the commencement of the Lease term or placed or installed on the Leased Premises by Tenant thereafter, shall remain Tenant's property free and clear of any claim by Landlord. Tenant shall have the right to remove the same at any time during the term of this Lease provided that all damage to the Leased Premises caused by such removal shall be repaired by Tenant at Tenant's expense.

Landlord shall construct a security fence to restrict access to leased property to Tenant only. Landlord shall regrade and repave driveway to Tenant specifications, Specifically, 47" height of loading docks from ground level. Landlord shall deliver to Tenant, leased property with all overhead doors in proper working order and all dock levelers securely anchored and fully operational in accordance with Tenant's specifications prior to 4/11/97.

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7. Property Taxes.
Landlord shall pay, prior to delinquency, all general real estate taxes and installments of special assessments coming due during the Lease term on the Leased Premises, and all personal property taxes with respect to Landlord's personal property, if any, on the Leased Premises. Tenant shall be responsible for paying all personal property taxes with respect to Tenant's personal property at the Leased Premises.

8. Insurance.
A. If the Leased Premises or any other party of the Building is damaged by fire or other casualty resulting from any act or negligence of Tenant or any of Tenant's agents, employees or invitees, rent shall not be diminished or abated while such damages are under repair, and Tenant shall be responsible for the costs of repair not covered by insurance.

B. Landlord shall maintain fire and extended coverage insurance on the Building and the Leased Premises in such amounts as Landlord shall deem appropriate. Tenant shall be responsible, at its expense, for fire and extended coverage insurance on all of its personal property, including removable trade fixtures, located in the Leased Premises.

C. Tenant and Landlord shall, each at its own expense, maintain a policy or policies of comprehensive general liability insurance with respect to the respective activities of each in the Building with the premiums thereon fully paid on or before due date, issued by and binding upon some insurance company approved by Landlord, such insurance to afford minimum protection of not less than $1,000,000 combined single limit coverage of bodily injury, property damage or combination thereof. Landlord shall be listed as an additional insured on Tenant's policy or policies of comprehensive general liability insurance, and Tenant shall provide Landlord with current Certificates of Insurance evidencing Tenant's compliance with this Paragraph. Tenant shall obtain the agreement of Tenant's insurers to notify Landlord that a policy is due to expire at least
(10) days prior to such expiration. Landlord shall not be required to maintain insurance against thefts within the Leased Premises or the Building.


9. Utilities.
Tenant shall pay all charges for electricity, telephone and other services and utilities used by Tenant on the Leased Premises during the term of this Lease unless otherwise expressly agreed in writing by Landlord. In the event that any utility or service provided to the Leased Premises is not separately metered, Landlord shall pay the amount due and separately invoice Tenant for Tenant's pro rata share of the charges but not to exceed one hundred fifty (150) dollars per month. Tenant shall pay such amounts within fifteen (15) days of invoice. Tenant acknowledges that the Leased Premises are designed to provide standard office use electrical facilities and standard office lighting. Tenant shall not use any equipment or devices that utilizes excessive electrical energy or which may, in Landlord's reasonable opinion, overload the

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wiring or interfere with electrical services to other tenants.

10. Signs.
Following Landlord's consent, Tenant shall have the right to place on the Leased Premises, at locations selected by Tenant, any signs which are permitted by applicable zoning ordinances and private restrictions. Landlord may refuse consent to any proposed signage that is in Landlord's opinion too large, deceptive, unattractive or otherwise inconsistent with or inappropriate to the Leased Premises or use of any other tenant. Landlord shall assist and cooperate with Tenant in obtaining any necessary permission from governmental authorities or adjoining owners and occupants for Tenant to place or construct the foregoing signs. Tenant shall repair all damage to the Leased Premises resulting from the removal of signs installed by Tenant.


11. Entry.
Landlord shall have the right to enter upon the Leased Premises at reasonable hours to inspect the same, provided Landlord shall not thereby unreasonably interfere with Tenant's business on the Leased Premises.


12. Parking.
During the term of this Lease, Tenant shall have the non-exclusive use in common with Landlord, other tenants of the Building, their guests and invitees, of the non-reserved common automobile parking areas, driveways, and footways, subject to rules and regulations for the use thereof as prescribed from time to time by Landlord. Landlord reserves the right to designate parking areas within the Building or in reasonable proximity thereto, for Tenant and Tenant's agents and employees. Tenant shall provide Landlord with a list of all license numbers for the cars owned by Tenant, its agents and employees. Separated structured parking, if any, located about the Building is reserved for tenants of the Building who rent such parking spaces. Tenant hereby leases from Landlord four
(4) spaces in such structural parking area, such spaces to be on a first come-first served basis. In consideration of the leasing to Tenant of such spaces, Tenant shall pay a monthly rental of $-0- per space throughout the term of the Lease. Such rental shall be due and payable each month without demand at the time herein set for the payment of other monthly rentals, in addition to such other rentals. Tenant will have the right to park trailers, other than the 16 trailers against the doors in an open area which is presently gravel covered. Number of trailers/spaces to be 5 to 10 units in addition to doors.

13. Building Rules.
Tenant will comply with the reasonable rules of the Building adopted and altered by Landlord from time to time and will cause all of its agents, employees, invitees and visitors to do so; all changes to such rules will be sent by Landlord to Tenant in writing.


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14. Damage and Destruction.
Subject to Section 8A. above, if the Leased Premises or any part thereof or any appurtenance thereto is so damaged by fire, casualty or structural defects that the same cannot be used for Tenant's purposes, then Tenant shall have the right within thirty (30) days following damage to elect by notice to Landlord to terminate this Lease as of the date of such damage. In the event of minor damage to any part of the Leased Premises, and if such damage does not render the Leased Premises unusable for Tenant's purposes, Landlord shall promptly repair such damage at the cost of the Landlord. In making the repairs called for in this paragraph, Landlord shall not be liable for any delays resulting from strikes, governmental restrictions, inability to obtain necessary materials or labor or other matters which are beyond the reasonable control of Landlord. Tenant shall be relieved from paying rent and other charges during any portion of the Lease term that the Leased Premises are inoperable or unfit for occupancy, or use, in whole or in part, for Tenant's purposes. Rentals and other charges paid in advance for any such periods shall be credited on the next ensuing payments, if any, but if no further payments are to be made, any such advance payments shall be refunded to Tenant. The provisions of this paragraph extend not only to the matters aforesaid, but also to any occurrence which is beyond Tenant's reasonable control and which renders the Leased Premises, or any appurtenance thereto, inoperable or unfit for occupancy or use, in whole or in part, for Tenant's purposes.

15. Default.
If default shall at any time be made by Tenant in the payment of rent when due to Landlord as herein provided, and if said default shall continue for fifteen
(15) days after written notice thereof shall have been given to Tenant by Landlord, or if default shall be made in any of the other covenants or conditions to be kept, observed and performed by Tenant, and such default shall continue for thirty (30) days after notice thereof in writing to Tenant by Landlord without correction thereof then having been commenced and thereafter diligently prosecuted, Landlord may declare the term of this Lease ended and terminated by giving Tenant written notice of such intention, and if possession of the Leased Premises is not surrendered, Landlord may reenter said premises. Landlord shall have, in addition to the remedy above provided, any other right or remedy available to Landlord on account of any Tenant default, either in law or equity. Landlord shall use reasonable efforts to mitigate its damages.

16. Quiet Possession.
Landlord covenants and warrants that upon performance by Tenant of its obligations hereunder, Landlord will keep and maintain Tenant in exclusive, quiet, peaceable and undisturbed and uninterrupted possession of the Leased Premises during the term of this Lease.

17. Condemnation.
If any legally, constituted authority condemns the Building or such part thereof which shall make the Leased Premises unsuitable for leasing, this Lease shall cease when the public authority takes possession, and Landlord and Tenant shall account for rental as of that date.

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Such termination shall be without prejudice to the rights of either party to recover compensation from the condemning authority for any loss or damage caused by the condemnation. Neither party shall have any rights in or to any award made to the other by the condemning authority.

18. Subordination.
Tenant accepts this Lease subject and subordinate to any mortgage, deed of trust or other lien presently existing or hereafter arising upon the Leased Premises, or upon the Building and to any renewals, refinancing and extensions thereof, but Tenant agrees that any such mortgagee shall have the right at any time to subordinate such mortgage, deed of trust or other lien to this Lease on such terms and subject to such conditions as such mortgagee may deem appropriate in its discretion. Landlord is hereby irrevocably vested with full power and authority to subordinate this Lease to any mortgage, deed of trust or other lien now existing or hereafter placed upon the Leased Premises of the Building, and Tenant agrees upon demand to execute such further instruments subordinating this Lease or attorning to the holder of any such liens as Landlord may request. In the event that Tenant should fail to execute any instrument of subordination herein required to be executed by Tenant promptly as requested, Tenant hereby irrevocably constitutes Landlord as its attorney-in-fact to execute such instrument in Tenant's name, place and stead, it being agreed that such power is one coupled with an interest. Tenant agrees that it will from time to time upon request by Landlord execute and deliver to such persons as Landlord shall request a statement in recordable form certifying that this Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as so modified), stating the dates to which rent and other charges payable under this Lease have been paid, stating that Landlord is not in default hereunder (or if Tenant alleges a default stating the nature of such alleged default) and further stating such other matters as Landlord shall reasonably require. Notwithstanding the above, the Signatory has the authority to enter into this lease agreement between Landlord and Tenant.

19. Security Deposit.
The Security Deposit shall be held by Landlord without liability for interest and as security for the performance by Tenant of Tenant's covenants and obligations under this Lease, it being expressly understood that the Security Deposit shall not be considered an advance payment of rental or a measure of Landlord's damages in case of default by Tenant. Unless otherwise provided by mandatory non-waivable law or regulation, Landlord may commingle the Security Deposit with Landlord's other funds. Landlord may, from time to time, without prejudice to any other remedy, use the Security Deposit to the extent necessary to make good any arrearages of rent or to satisfy any other covenant or obligation of Tenant hereunder. Following any such application of the Security Deposit, Tenant shall pay to Landlord on demand the amount so applied in order to restore the Security Deposit to its original amount. If Tenant is not in default at the termination of this Lease, the balance of the Security Deposit remaining after any such application shall be returned by Landlord to Tenant. If Landlord transfers its interest in the Premises during the term of this Lease, Landlord may assign the Security Deposit to the transferee and thereafter shall have no further liability for the return of such Security Deposit.

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20. Notice.
Any notice required or permitted under this Lease shall be deemed sufficiently given or served if sent by United States certified mail, return receipt requested, addressed as follows:

                If to Landlord to:

                         Roger C. Perlstein, Trustee
                         864 Realty Trust
                         864 Hartford Turnpike
                         Shrewsbury, Ma. 01545
                         Phone (508)845-9007 Fax (508)845-1698

               If to Tenant to:

                         Brian Fitzpatrick, C.F.O.
                         Jeff McCormick, V.P.
                         Jevic Transportation, Inc.
                         600 Creek Road.
                         Delanco, N.J. 08075
                         Phone (800) 64-JEVIC Fax (609)764-7237


Landlord and Tenant shall each have the right from time to time to change the place notice is to be given under this paragraph by written notice thereof to the other party.

21. Brokers.
Tenant represents that Tenant was not shown the Premises by any real estate broker or agent and that Tenant has not otherwise engaged in, any activity which could form the basis for a claim for real estate commission, brokerage fee, finder's fee or other similar charge, in connection with this Lease

22. Waiver.
No waiver of any default of Landlord or Tenant hereunder shall be implied from any omission to take any action on account of such default if such default persists or is repeated, and no express waiver shall affect any default other than the default specified in the express waiver and that only for the time and to the extent therein stated. One or more waivers by Landlord or Tenant shall not be construed as a waiver of a subsequent breach of the same covenant, term or condition.

23. Memorandum of Lease.

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The parties hereto contemplate that this Lease should not and shall not be filed for record, but in lieu thereof, at the request of either party, Landlord and Tenant shall execute a Memorandum of Lease to be recorded for the purpose of giving record notice of the appropriate provisions of this Lease.

24. Headings.
Thee headings used in this Lease are for convenience of the parties only and shall not be considered in interpreting the meaning of any provision of this Lease.

25. Successors.
The provisions of this Lease shall extend to and be binding upon Landlord and Tenant and their respective legal representatives, successors and assigns.

26. Consent.
Landlord shall not unreasonably withhold or delay its consent with respect to any matter for which Landlord's consent is required or desirable under this Lease.

27. Performance.
If there is a default with respect to any of Landlord's covenants, warranties or representations under this Lease, and if the default continues more than fifteen
(15) days after notice in writing from Tenant to Landlord specifying the default, Tenant may, at its option and without affecting any other remedy hereunder, cure such default and deduct the cost thereof from the next accruing installment or installments of rent payable hereunder until Tenant shall have been fully reimbursed for such expenditures, together with interest thereon at a rate equal to the lessor of twelve percent (12%) per annum or the then highest lawful rate. If this Lease terminates prior to Tenant's receiving full reimbursement, Landlord shall pay the unreimbursed balance plus accrued interest to Tenant on demand.

28. Compliance with Law.
Tenant shall comply with all laws, orders, ordinances and other public requirements now or hereafter pertaining to Tenant's use of the Leased Premises. Landlord shall comply with all laws, orders, ordinances and other public requirements now or hereafter affecting the Leased Premises.


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29. Final Agreement.
This Agreement terminates and supersedes all prior understandings or agreements on the subject matter hereof. This Agreement may be modified only by a further writing that is duly executed by both parties.

IN WITNESS WHEREOF, the parties have executed this Lease as of the day and year first above written.

864 Realty Trust
Roger C. Perlstein, Trustee

/s/ Roger C. Perlstein, Trustee
----------------------------------

date  3/6/97
      ---------------

Jevic Transportation, Inc.
Brian Fitzpatrick, C.F.O.

/s/ Brian Fitzpatrick
----------------------------------


date  3/4/97
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